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                                                                   EXHIBIT 10.82

                                                       [ ]   Employee's Copy
                                                       [ ]   Company's Copy


                            AMENDMENT NUMBER ONE TO
                       PARACELSUS HEALTHCARE CORPORATION
                              EMPLOYMENT AGREEMENT


TO:      James G. VanDevender

         This Amendment Number One to Paracelsus Healthcare Corporation Employment Agreement (this "Amendment") amends that certain Paracelsus Healthcare Corporation Employment Agreement between Paracelsus Healthcare Corporation, Inc., a California corporation (the "Company") and James G. VanDevender as the Company's interim chief executive officer ("CEO" or "Executive") dated June 25, 1999 (the "Agreement"), and amends such Agreement as set forth below. Except as amended hereby, all terms and provisions of the Agreement shall remain in full force and effect.

         1. Employment and Duties. That section of the Agreement headed "Employment and Duties" is hereby amended by adding a new third paragraph thereto which shall read in its entirety as follows:

                  The Company agrees that if the Company hires or promotes a new CEO during the Term, the Company will retain the Executive's services in the capacity of an executive officer of the Company with the primary duty of advising such new CEO. The Executive shall retain all rights to compensation, benefits and other rights, as set forth in this Agreement, in his new capacity.

         2. Term of Employment. The first sentence of that section of the Agreement headed "Term of Employment" is hereby amended by replacing such sentence in its entirety with the following sentence:

                  Your employment under this Agreement begins as of July 1, 1999 (the "Effective Date") and, unless sooner terminated or extended, ends on February 29, 2000 (the "End of Term Date").

         3. Special Lodging and Travel Reimbursement. The final paragraph of that section of the agreement headed "benefits" is hereby amended by adding to the end of such paragraph the following sentence:






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                  Subject to the preceding conditions, effective January 1,
                  2000, the Company will reimburse reasonable and necessary lodging expenses in the Houston area until February 29, 2000, and reasonable and necessary travel expenses for weekly trips between Houston and your Alabama residence.

         4. Severance. The first sentence of the section of the Agreement headed "Severance" is hereby amended by replacing such sentence in its entirety with the following sentence:

                  In addition to the foregoing payments, if before the end of the Term, the Company terminates your employment without Cause, the Company will pay you severance equal to the Salary due between the date of termination and the End of Term Date, in a single lump sum, on your actual date of termination.

         5. Superseding Effect. The second paragraph of the section of the Agreement headed "Superseding Effect" is hereby amended by adding thereto the following items at the end of such paragraph:

                  ;(7) the Order and Final Judgment entered July 23, 1999, in In re: Paracelsus Securities Corp.; (8) the Final Judgment and Bar Order entered on July 23, 1999, in the Caven and Orovitz litigation; and (9) the Agreement between the Company, VanDevender and others signed on or about July 22, 1999.


         This Amendment is executed by the Company and the Executive to be effective the 8th day of December, 1999. Except as amended hereby, all terms and provisions of the Agreement shall remain in full force and effect.


                                PARACELSUS HEALTHCARE CORPORATION


                                By:
                                     ------------------------------------------

                                Name:  Nolan Lehmann

                                Title:   Director

I accept and agree to the terms
of employment as set forth in
the Agreement as amended by this
Amendment:





------------------------------------
James G. VanDevender